UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11760 U.S. Highway One Suite 500 North Palm Beach, Florida (Address of principal executive offices)	33408 (Zip Code)
Registrant’s telephone number, including area code:  (561) 630-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On Wednesday, May 10, 2006, Bankrate, Inc. (the “Company”) announced via press release that the Company closed the offering of 2,697,776 shares of its common stock, of which 2,005,991 shares were offered by the Company and 691,785 shares were offered by certain of the Company's existing stockholders. The total number of shares includes 5,991 shares of common stock from the Company and 345,892 shares of common stock from the selling stockholders purchased through the underwriters’ full exercise of their over-allotment option. The offering price of the shares was $48.25 per share. The Company intends to use the net proceeds of the offering for general corporate purposes, including to fund future acquisitions, if any.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(1)	None.

(b)	Pro forma financial information.

(1)	None.

(d)	Exhibits.

99.1	Text of press release of Bankrate, Inc. dated May 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: May 12, 2006	By:	/s/ Edward J. DiMaria
Edward J. DiMaria
Senior Vice President
Chief Financial Officer